Exhibit 11

August 28, 2013

Vedder Price P.C. 222 North LaSalle Street Chicago, Illinois 60601

Nuveen Pennsylvania Investment Quality Municipal Fund 333 West Wacker Drive Chicago, IL 60606

RE: Nuveen Pennsylvania Investment Quality Municipal Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Pennsylvania Investment Quality Municipal Fund, a Massachusetts business trust (the “Acquiring Fund”), in connection with the pre-effective amendment to the Acquiring Fund’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about August 28, 2013 (the “Registration Statement”), with respect to the Acquiring Fund’s common shares of beneficial interest, $.01 par value per share (the “Common Shares”) and the Acquiring Fund’s MuniFund Term Preferred Shares, $.01 par value per share (the “MTP Shares”, and collectively with the Common Shares, the “Acquiring Fund Shares”) to be issued in exchange for the assets of Nuveen Pennsylvania Premium Income Municipal Fund, Nuveen Pennsylvania Dividend Advantage Municipal Fund and Nuveen Pennsylvania Dividend Advantage Municipal Fund 2, each, a Massachusetts business trust (each, a “Target Fund” and collectively, the “Target Funds”), as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the Acquiring Fund’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

(b)    a copy of the Acquiring Fund’s Amended and Restated Declaration of Trust dated May 29, 1991, and copies of the amendments thereto dated as of October 22, 1992 and August 6, 2010, as on file in the office of the Secretary of the Commonwealth (as so amended, the “Declaration”);

(c) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on December 19, 2012, of the Acquiring Fund’s Statement

Vedder Price P.C

Nuveen Pennsylvania Investment Quality Municipal Fund

August 28, 2013

Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares with respect to the Acquiring Fund’s Variable Rate Demand Preferred Shares, Series 2 (the “Series 2 VRDP Statement”);

(d)    a draft of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares with respect to the Acquiring Fund’s Variable Rate Demand Preferred Shares, Series 3 (the “Series 3 VRDP Statement”);

(e)    a draft of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares and Appendix A thereto with respect to the Acquiring Fund’s MuniFund Term Preferred Shares 2.10% Series 2015 and Appendix B thereto with respect to the Acquiring Fund’s MuniFund Term Preferred Shares 2.15% Series 2015 (the “MTP Statement”);

(f)    a certificate of the Secretary of the Acquiring Fund, certifying as to, and attaching copies of, the Acquiring Fund’s Declaration, the Series 2 VRDP Statement, the Series 3 VRDP Statement, the MTP Statement, the Acquiring Fund’s By-Laws as currently in effect (the “By-Laws”), and the resolutions adopted by the Acquiring Fund’s Board of Trustees at a meeting held on May 20-22, 2013 (the “Resolutions”) and certain other matters;

(g) a printer’s proof of the Registration Statement received on August 27, 2013; and

(h)    a copy of the Agreement and Plan of Reorganization by and between the Acquiring Fund and each Target Fund providing for (i) the acquisition by the Acquiring Fund of substantially all of the assets and substantially all of the liabilities of each Target Fund in exchange for the Acquiring Fund’s Common Shares, VRDP Shares and MTP Shares, (ii) the pro rata distribution of such shares to the holders of the shares of each Target Fund and (iii) the subsequent termination of each Target Fund, in the form included as Appendix B to the combined Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (g) above (the “Agreement and Plan”).

Vedder Price P.C

Nuveen Pennsylvania Investment Quality Municipal Fund

August 28, 2013

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We note that the resolutions of the Board of Trustees of the Acquiring Fund adopted on May 20-22, 2013, as attached to the certificate referenced in subparagraph (f) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the resolutions will be finalized and incorporated into minutes of such meeting and approved by the Acquiring Fund’s Trustees, prior to the issuance of the Acquiring Fund Shares, in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (g) above; (ii) the number of Common Shares and MTP Shares to be issued will not exceed the amount of such Shares needed to consummate the Reorganization; (iii) the Series 3 VRDP Statement and the MTP Statement will be finalized in substantially the forms of the drafts referred to in subparagraphs (d) and (e) above and duly filed with the Commonwealth of Massachusetts and the City of Boston; (iv) the Agreement and Plan will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (h) above; (v) the Agreement and Plan and the issuance of the Acquiring Fund’s Common Shares will have been approved by the requisite vote of the shareholders of the Acquiring Fund and the Target Funds as is set forth in the Registration Statement; (vi) any other consents or approvals required for the Reorganization will have been received; (vii) the Declaration, the Resolutions, and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Shares and (viii) there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganization as of the date of the issuance of such Acquiring Fund Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such

Vedder Price P.C

Nuveen Pennsylvania Investment Quality Municipal Fund

August 28, 2013

Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Fund’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Acquiring Fund with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Acquiring Fund’s Declaration and the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP